                                                                    EXHIBIT 10.1


                               AMENDMENT AGREEMENT


         This Amendment Agreement, dated as of June 29, 2001 (this "Agreement"), is among WESTPOINT STEVENS INC., a Delaware corporation (the "Borrower"), WESTPOINT STEVENS (UK) LIMITED, WESTPOINT STEVENS (EUROPE) LIMITED, each of the Banks signatories hereto, each of the Subsidiary Guarantors signatories hereto, and BANK OF AMERICA, N.A., as Administrative Agent (the "Agent") and as collateral trustee.

                                    RECITALS:

         A. Pursuant to that certain Second Amended and Restated Credit Agreement, dated as of June 9, 1998, among the Borrower, WestPoint Stevens (UK) Limited and WestPoint Stevens (Europe) Limited (collectively, the "Foreign Borrowers"), the lending and financial institutions party thereto (the "Original Banks"), and the Agent, as amended by that certain letter agreement dated as of June 10, 1998 among the Borrower, the Foreign Borrowers, the Existing Banks, and the Agent (as amended, the "Original Credit Agreement"), the Original Banks agreed to make revolving loan and letter of credit facilities available to the Borrower and the Foreign Borrowers.

         B. Pursuant to that certain Amendment Agreement (the "First Amendment"), dated as of July 31, 1998, by and among the Borrower, the Foreign Borrowers, the Original Banks parties thereto, the Agent, and National Westminster Bank PLC ("Natwest"), the Original Credit Agreement was amended to increase the aggregate Revolving Committed Amount from $550,000,000 to $575,000,000, and to add Natwest as a Bank under the Original Credit Agreement (as amended by the First Amendment, the "First Amended Credit Agreement").

         C. Pursuant to that certain Second Amendment Agreement (the "Second Amendment"), dated as of May 20, 1999, by and among the Borrower, the Foreign Borrowers, the Banks party thereto, and the Agent, the First Amended Credit Agreement was amended to increase the aggregate Revolving Committed Amount to $800,000,000 by increasing the Revolving Commitment of certain consenting Banks (as amended by the Second Amendment, the "Second Amended Credit Agreement").

         D. Pursuant to that certain Third Amendment Agreement (the "Third Amendment"), dated as of May 30, 2000, by and among the Borrower, the Foreign Borrowers, the Banks party thereto, and the Agent, the Second Amended Credit Agreement was amended by further modifying the Revolving Committed Amount in section 2.1 and by adding certain financial covenants in section 7.11 (as amended by the Third Amendment, the "Third Amended Credit Agreement").

         E. Pursuant to that certain Fourth Amendment Agreement (the "Fourth Amendment"), dated as of December 31, 2000, by and among the Borrower, the Foreign Borrowers, the Banks parties thereto, and the Agent, certain financial covenants, definitions and other terms of the Third Amended Credit Agreement were amended (as amended by the Fourth Amendment, the "Fourth Amended Credit Agreement").

         F. Pursuant to that certain Fifth Amendment Agreement (the "Fifth Amendment"), dated as of March 26, 2001, by and among the Borrower, the Foreign Borrowers, the Banks party thereto, and the Agent, additional amendments were made to certain financial covenants, prospective reductions in commitment amounts were deferred and certain definitions were amended.

         G. By separate letter agreements dated June, 30, 1998, October 7, 1998, March 16, 1999, August 31, 1999, and November 15, 1999, the Borrower, the Foreign Borrowers, the Required Banks, and the Agent amended the Original Credit Agreement by amending the definitions of the terms "Maximum Restricted Payment Amount" and "Minimum Consolidated Net Worth" (the "Letter Amendments"). The Original Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and the Letter Amendments shall be referred to as the "Existing Credit Agreement".

         H. The Borrower and the Foreign Borrowers have requested that the Required Banks agree to make certain additional amendments to the Existing Credit Agreement and related documents.


         NOW, THEREFORE, based upon the foregoing, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby agree as follows:

                                     PART I
                                   DEFINITIONS

         SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the following meanings:

                  "Amended Credit Agreement" means the Existing Credit Agreement as amended hereby.

                  "Effective Date" shall mean June 29, 2001 subject to the occurrence of each of the conditions set forth in Subpart 4.1.

                  "Intercreditor and Lien Subordination Agreement" means that certain Intercreditor and Lien Subordination Agreement, dated on or about June 29, 2001, substantially in the form of Exhibit "A" attached hereto, among inter alia Bank of America, N.A., not in its individual capacity but solely as the trustee under the Collateral Trust Agreement, the Borrower, the Foreign Borrowers and the Second Lien Administrative Agent, as amended, supplemented or otherwise modified from time to time.

                  "Second Lien Administrative Agent" means Bankers Trust Company, not in its individual capacity but solely as the agent serving for the benefit of the Second Lien Lenders, as more particularly described in the Intercreditor and Lien Subordination Agreement.

                  "Second Lien Lenders" has the meaning ascribed to such term in the Intercreditor and Lien Subordination Agreement.

         SUBPART 1.2   Other Definitions. Unless otherwise defined herein or the
context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement.


                                     PART II
                     AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect.

         SUBPART 2.1 Amendment of Definitions in the Existing Credit Agreement.
Section 1.1 of the Existing Credit Agreement is amended by revising the definitions of each of the following terms to read in their entirety respectively as follows:

                  "Applicable Percentage" means, for purposes of calculating the applicable interest rate for any day for any Eurocurrency Loan, the applicable rate of the Standby Letter of Credit fee for any day for purposes of Section 3.5(c)(i) or the applicable rate of the Trade Letter of Credit Fee for any day for purposes of Section 3.5(c)(ii), an amount equal to 3.00%.

                  "Base Rate" means, for any day, the rate per annum equal to the Prime Rate for such day plus one and one-quarter percent (1.25%). Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

                  "Credit Party Obligations" means, without duplication, (i) all of the obligations of the Credit Parties to the Banks (including the Issuing Lender), the Agent and or the Trustee, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a Bankruptcy Event with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code), (ii) liabilities and obligations, whenever arising, owing from any Credit Party to any Bank, or any Affiliate of a Bank, arising under any Hedging Agreement, and (iii) liabilities, obligations, charges, fees and/or expenses, whenever arising, owing from any Credit Party to any Bank, or any Affiliate of a Bank, arising under or pursuant to any cash management, treasury, depository or other commercial banking agreement (including, but not limited to, any liabilities and obligations incurred in connection with automated clearinghouse transfers and any advances made in respect of uncollected funds).

                  "Eligible Assignee" means (i) a Bank; (ii) an Affiliate of a Bank; and (iii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, or other entity) having total assets in excess of $100,000,000 that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and which shall represent to the satisfaction of the Agent, in its reasonable discretion, that such entity has the immediate financial resources and functional capability of performing all actions required of a Bank pursuant to the Credit Documents, including but not limited to funding and indemnification requirements; provided, however, that neither the Borrower, any other Credit Party nor an Affiliate of the Borrower or any other Credit Party shall qualify as an Eligible Assignee.

                  "Excluded Asset Disposition" means (i) the sale, conveyance or other contribution of applicable Transferred Assets by Finco or any Consolidated Party as part of any Permitted Receivables Financing, (ii) any Asset Disposition by any Consolidated Party to any Credit Party other than the Borrower if the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 2.2 and 2.3 of the Collateral Trust Agreement, (iii) any sale or other disposition of the Excluded Property (as defined in the Collateral Trust Agreement) and the sale of approximately 34 acres of undeveloped land of the Borrower in Opelika, Alabama, and (iv) the sale, conveyance or other disposition of such other assets in other transactions provided that the aggregate consideration received in all such other transactions by any Consolidated Party does not exceed $800,000 in the aggregate during any fiscal year of the Borrower and after giving effect to such Asset Disposition; provided, however, in each instance referred to in subsection (iv) hereof, (a) after giving effect to such Asset Disposition, no Default or Event of Default exists, and (b) the aggregate consideration received by the Consolidated Parties in connection with such Asset Disposition shall be reasonably equivalent in value to the properties sold, conveyed or otherwise disposed of.

                  "Restricted Debt Payment" means any purchase, prepayment, redemption or other acquisition or retirement for value of (a) any Indebtedness of the Borrower under the Senior Notes or the Senior Note Indentures, (b) any Indebtedness of the Borrower under the Second Lien Credit Agreement or any documents or instruments relating thereto, or
         (c) any other Funded Indebtedness (other than the Credit Party Obligations) of any of the Consolidated Parties.

         SUBPART 2.2 Amendment of Definition of "Permitted Liens". The definition of "Permitted Liens" in section 1.1 is amended by (1) striking the word "and" at the end of subclause (xx) thereof, (2) creating a new subclause
(xxi) which reads in its entirety as follows and (3) re-numbering existing subclause (xxi) as subclause (xxii) which reads in its entirety as follows:

                  (xxi) Liens created pursuant to the Second Lien Collateral Security Agreement and the related collateral documents which are subject at all times to the Intercreditor and Lien Subordination Agreement and securing Indebtedness outstanding at any time not in excess of the principal amount of $165,000,000; and

                  (xxii) extensions, renewals and replacements of any Lien described in sections (i) - (xxi) above, provided that the principal amount of the Indebtedness secured thereby is not increased and such extension or renewal is limited to the Property so encumbered (including the continuation of any after acquired property clauses).

         SUBPART 2.3 Addition of New Definitions in Section 1.1. Section 1.1 of the Existing Credit Agreement is further amended by adding each of the following definitions in the appropriate alphabetical order:

                  "Intercreditor and Lien Subordination Agreement" means that certain agreement, dated on or about June 29, 2001, among the Borrower, the Foreign Borrowers, and certain of the Domestic

         Subsidiaries, the Senior Collateral Trustee and the Second Lien Administrative Agent, as amended or modified from time to time in accordance with the provisions thereof.

                  "Second Lien Collateral Security Agreement" means that certain agreement, dated on or about June 29, 2001, among the Borrower, certain of the Domestic Subsidiaries, and the Second Lien Administrative Agent, pursuant to which the Borrower, and such Domestic Subsidiaries grant certain liens and security interests to the Second Lien Administrative Agent for the benefit of the secured parties identified therein, as it may be amended or modified from time to time either (i) to conform to amendments or modifications in the Collateral Trust Agreement or (ii) with the prior written consent of the Senior Collateral Trustee.

                  "Second Lien Administrative Agent" means Bankers Trust Company, not in its individual capacity but solely in its capacity as agent for the benefit of the secured parties under the Second Lien Collateral Security Agreement and other related collateral documents, together with any successor or replacement trustee acting in such capacity.

                  "Second Lien Credit Agreement" means that certain credit agreement, dated on or about June 29, 2001, by and among the Borrower, the Second Lien Lenders and the Second Lien Administrative Agent, pursuant to which the Second Lien Lenders agree to extend loans to the Credit Parties in the aggregate principal amount not to exceed $165,000,000 pursuant to Section 8.1(j) hereof, as it may be amended or modified from time to time either (i) to conform to amendments or modifications of the Senior Credit Agreement or (ii) with the prior written consent of the Required Banks.

                  "Second Lien Indebtedness Prepayment Amount" means an amount equal to the total amount of the funds made available, or to be made available, to the Borrower or any of the Credit Parties pursuant to any secured Indebtedness permitted under Section 8.1(j) after payment of transaction fees and expenses related thereto and recognition of any original issue discount.

                  "Second Lien Lenders" shall have the meaning ascribed to such term in the Intercreditor and Lien Subordination Agreement.

                  "Senior Collateral Trustee" means Bank of America, N.A., not in its individual capacity but solely in its capacity as trustee under the Collateral Trust Agreement for the benefit of the secured parties identified therein, together with any successor or replacement trustee acting in such capacity.

         SUBPART 2.4   Amendment to Section 2.1(a). Section 2.1(a) of the
Existing Credit Agreement is amended to read in its entirety as follows:

         2.1      Revolving Loans.

                  (a)      Revolving Commitment.

                  Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Bank severally agrees to make available to the Borrower such Bank's Revolving Commitment Percentage (as set forth on Schedule 2.1(a)) of revolving credit loans requested by the Borrower in Dollars ("Revolving Loans") from time to time from the Closing Date until the Maturity Date, or such earlier date as the applicable Revolving Commitments shall have been terminated as provided herein; provided, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed (i) at any time prior to June 29, 2001, EIGHT HUNDRED MILLION DOLLARS ($800,000,000) less the Additional Permitted Receivables Financing Amount; (ii) from and after June 29, 2001 through and including October 31, 2002, SEVEN HUNDRED SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($717,500,000) less the Additional Permitted Receivables Financing Amount; (iii) from and after November 1, 2002 through and including January 31, 2003, SIX HUNDRED NINETY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($692,500,000), less the Additional Permitted Receivables Financing Amount; (iv) from and after February 1, 2003 through and including July 31, 2003, SIX HUNDRED SIXTY-SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($667,500,000), less the Additional Permitted Receivables Financing Amount;

         (v) from and after August 1, 2003 through and including October 31, 2003, SIX HUNDRED FORTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($642,500,000), less the Additional Permitted Receivables Financing Amount; (vi) from and after November 1, 2003 through and including January 31, 2004, SIX HUNDRED SEVENTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($617,500,000), less the Additional Permitted Receivables Financing Amount; and (vii) from and after February 1, 2004, SIX HUNDRED MILLION DOLLARS ($600,000,000), less the Additional Permitted Receivables Financing Amount (as such aggregate maximum amounts may be reduced from time to time as provided herein or further reduced as required by Section 3.4, the "Revolving Committed Amount"); provided, further, (i) with regard to each Bank individually, such Bank's outstanding Revolving Loans shall not exceed such Bank's Revolving Commitment Percentage of the Revolving Committed Amount, and (ii) with regard to the Banks collectively, the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of Competitive Loans plus the Dollar Amount of the aggregate outstanding principal amount of Foreign Currency Loans, plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount then in effect. Revolving Loans may consist of Base Rate Loans or Eurocurrency Loans, or a combination thereof, as the Borrower may request; provided, however, that no more than eight (8) Eurocurrency Loans shall be outstanding under this Section 2.1(a) at any time (it being understood that, for purposes hereof, Eurocurrency Loans with different Interest Periods shall be considered as separate Eurocurrency Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurocurrency Loan with a single Interest Period). Revolving Loans may be repaid and reborrowed in accordance with the provisions hereof.

         SUBPART 2.5 Amendments to Section 2.5. Section 2.5(a) of the Existing Credit Agreement is amended to read in its entirety as follows:

                  (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until June 29, 2001 for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time prior to June 29, 2001 shall not exceed TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the "Swingline Committed Amount"), (ii) as of June 29, 2001, the Swingline Committed Amount shall be automatically and permanently terminated, and (iii) at all times, the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding Competitive Loans plus the Dollar Amount of the aggregate outstanding principal amount of Foreign Currency Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount then in effect.

In addition, Section 2.5(b) of the Existing Credit Agreement is amended by replacing the references to "Maturity Date" in each of the first and second sentences of Section 2.5(b) with the phrase "June 29, 2001".

         SUBPART 2.6   Amendments to Section 3.3. Section 3.3(b) of the Existing
Credit Agreement is amended by re-numbering existing Section 3.3(b)(iii) as
Section 3.3(b)(iv) and creating a new Section 3.3(b)(iii) which reads in its entirety as follows:

                  (iii) Application of Second Lien Indebtedness Prepayment Amount. Upon the closing and funding of any credit or financing transaction in favor of the Borrower or the Credit Parties creating Indebtedness permitted under Section 8.1(j), then the Borrower shall immediately prepay the Revolving Loans in Dollars in an amount equal to the Second Lien Indebtedness Prepayment Amount.

         SUBPART 2.7   Amendments to Section 3.4. Section 3.4(b) of the Existing
Credit Agreement is amended to read in its entirety as follows:

                  (b) Mandatory Reductions. On any date that the Revolving Loans are required to be prepaid pursuant to the terms of Sections 3.3(b)(ii), the Revolving Committed Amount then in effect automatically shall be permanently reduced by the amount of such required prepayment. On any date that the Revolving

         Loans are required to be prepaid pursuant to the terms of Section 3.3(b)(iii), the Revolving Committed Amount then in effect automatically shall be permanently reduced by $82,500,000. In addition, in the event of any Expanded Permitted Receivables Financing, then the Revolving Committed Amount then in effect shall automatically and immediately be permanently reduced dollar-for-dollar by the Additional Permitted Receivables Financing Amount.

         SUBPART 2.8       Amendment to Section 3.5(b). Section 3.5(b) of the
Existing Credit Agreement is amended to read in its entirety as follows:

                  (b) Facility Fee. In consideration of the Revolving Commitments of the Banks hereunder, the Borrower agrees to pay to the Agent for the account of each Bank a fee (the "Facility Fee") on the Revolving Committed Amount computed at a per annum rate of 0.50%. The Facility Fee shall be due and payable in arrears on the last Business Day of each March, June, September and December (and any date that the Revolving Committed Amount is reduced as provided in Sections 2.1(a), 3.4(a) or 3.4(b)) and the Maturity Date for the immediately preceding quarter (or portion thereof).

         SUBPART 2.9       Amendment of Section 7.11(c). Section 7.11(c) of the
Existing Credit Agreement is amended to read in its entirety as follows:

                  (c) Interest Coverage Ratio. Have at the end of each fiscal quarter ending on or about each date set forth below, an Interest Coverage Ratio which is not less than the corresponding ratio indicated (it being understood and agreed that, for purposes of calculating the Interest Coverage Ratio for the fiscal quarters ending September 30, 2001, December 31, 2001 and March 31, 2002, the Consolidated EBITDA for the fiscal quarter ending June 30, 2001 shall be deemed to be $33,891,000, notwithstanding the fact that the actual Consolidated EBITDA for such fiscal quarter could be a different amount):

                 ---------------------------------------------------
                                 DATE                      RATIO
                 ---------------------------------------------------
                 June 30, 2001                          1.75 to 1.00
                 ---------------------------------------------------
                 September 30, 2001                     1.47 to 1.00
                 ---------------------------------------------------
                 December 31, 2001                      1.43 to 1.00
                 ---------------------------------------------------
                 March 31, 2002                         1.40 to 1.00
                 ---------------------------------------------------
                 June 30, 2002                          1.47 to 1.00
                 ---------------------------------------------------
                 September 30, 2002                     1.56 to 1.00
                 ---------------------------------------------------
                 December 31, 2002                      1.61 to 1.00
                 ---------------------------------------------------
                 March 31, 2003                         1.63 to 1.00
                 ---------------------------------------------------
                 June 30, 2003                          1.65 to 1.00
                 ---------------------------------------------------
                 September 30, 2003                     1.68 to 1.00
                 ---------------------------------------------------
                 December 31, 2003                      1.70 to 1.00
                 ---------------------------------------------------
                 March 31, 2004 and each quarter        2.00 to 1.00
                 ending thereafter
                 ---------------------------------------------------

         SUBPART 2.10      Amendment of Section 7.11(d). Section 7.11(d) of the
Existing Credit Agreement is amended to read in its entirety as follows:

                  (d) Balance Sheet Debt to Consolidated EBITDA Ratio. Have at the end of each fiscal quarter ending on or about each date set forth below, a ratio of Balance Sheet Debt on such date to Consolidated EBITDA for the four (4) fiscal quarters ending on such date of not more than the indicated amounts (it being understood and agreed that, for purposes of calculating such ratio for the fiscal quarters ending September 30, 2001, December 31, 2001 and March 31, 2002, the Consolidated EBITDA for the fiscal quarter ending June 30, 2001 shall be deemed to be $33,891,000, notwithstanding the fact that the actual Consolidated EBITDA for such fiscal quarter could be a different amount):

                 --------------------------------------------
                           DATE                     RATIO
                 --------------------------------------------
                 June 30, 2001                   7.73 to 1.00
                 --------------------------------------------
                 September 30, 2001              8.45 to 1.00
                 --------------------------------------------
                 December 31, 2001               8.10 to 1.00
                 --------------------------------------------
                 March 31, 2002                  8.29 to 1.00
                 --------------------------------------------
                 June 30, 2002                   7.89 to 1.00
                 --------------------------------------------
                 September 30, 2002              7.30 to 1.00
                 --------------------------------------------
                 December 31, 2002               6.80 to 1.00
                 --------------------------------------------
                 March 31, 2003                  6.72 to 1.00
                 --------------------------------------------
                 June 30, 2003                   6.63 to 1.00
                 --------------------------------------------
                 September 30, 2003              6.55 to 1.00
                 --------------------------------------------
                 December 31, 2003               6.46 to 1.00
                 --------------------------------------------
                 March 31, 2004 and each quarter 4.25 to 1.00
                 ending thereafter
                 --------------------------------------------

         SUBPART 2.11      Addition of Section 7.11(e). Section 7.11 of the
Existing Credit Agreement is further amended by adding a new subsection (e) which reads in its entirety as follows:

                  (e) Minimum Consolidated EBITDA. Have at the end of each fiscal quarter ending on or about each date set forth below, a Consolidated EBITDA for the indicated fiscal period ending on or about such date of not less than the indicated amount:

        -----------------------------------------------------------------------
               DATE                  FISCAL PERIOD                    AMOUNT
        -----------------------------------------------------------------------
        September 30, 2001   One most recent fiscal quarter        $ 63,436,000
        -----------------------------------------------------------------------
        December 31, 2001    Two most recent fiscal quarters       $124,980,000
        -----------------------------------------------------------------------
        March 31, 2002       Three most recent fiscal quarters     $172,675,000
        -----------------------------------------------------------------------
        June 30, 2002        Four most recent fiscal quarters      $221,836,000
        -----------------------------------------------------------------------
        September 30, 2002   Four most recent fiscal quarters      $234,770,000
        -----------------------------------------------------------------------
        December 31, 2002    Four most recent fiscal quarters      $244,950,000
        -----------------------------------------------------------------------
        March 31, 2003       Four most recent fiscal quarters      $246,667,000
        -----------------------------------------------------------------------
        June 30, 2003        Four most recent fiscal quarters      $248,327,000
        -----------------------------------------------------------------------
        September 30, 2003   Four most recent fiscal quarters      $251,226,000
        -----------------------------------------------------------------------
        December 31, 2003    Four most recent fiscal quarters      $253,817,000
        -----------------------------------------------------------------------

         SUBPART 2.12      Addition of a New Section 7.16. The Existing Credit
Agreement is further amended by adding a new Section 7.16, which reads in its entirety as follows:

                  7.16     Deposit Accounts.

                  On or before August 31, 2001, the Borrower will, and will cause each of the other Credit Parties, to establish and maintain at all times any and all deposit accounts, other than payroll, withholding tax and other fiduciary accounts (collectively, the "Excluded Deposit Accounts"), with either (i) the Agent, (ii) any of the Banks, or (iii) Bank Affiliates or other Persons approved by the Agent that have executed tri-party agency agreements in substantially the form attached as Exhibit 7.16 or otherwise in form reasonably acceptable to the Agent (an "Agency Agreement"); provided, however, that any of the Credit Parties may maintain deposit accounts with banking institutions other than the Agent, the Banks, Bank Affiliates and Persons executing such Agency Agreements so long as the aggregate amount of funds contained in all such deposit accounts (other than any amounts in any Excluded Deposit Accounts) does not exceed $5,000,000 at any time. The Borrower shall provide the Agent, within twenty calendar days after the end of each fiscal month, a report identifying all deposit accounts of the Credit Parties and their collected balances as of the last day of the preceding fiscal month.

         SUBPART 2.13      Amendments to Section 8.1. Section 8.1 of the
Existing Credit Agreement is amended by (a) striking the word "and" at the end of Section 8.1(i), (b) re-numbering existing Section 8.1 (j) as Section 8.1(k), and (c) adding a new Section 8.1(j) which reads in its entirety as follows:

                  (j) Indebtedness arising under the Second Lien Credit Agreement of up to an aggregate amount outstanding at any time not to exceed $165,000,000; provided, and subject expressly to the conditions precedent (1) that the Borrower shall prepay the Revolving Loans by an amount equal to the Second Lien Indebtedness Prepayment Amount simultaneously with the funding of the loans under Second Lien Credit Agreement, such prepayment to be applied in accordance with Section 3.3(b)(iii) hereof; and (2) the Second Lien Administrative Agent, for itself and on behalf of each of the Second Lien Lenders, shall have executed the Intercreditor and Lien Subordination Agreement; and [.]

         SUBPART 2.14      Amendment to Section 8.6(a). Section 8.6(a) of the
Existing Credit Agreement is amended by revising clause (iv) thereof to read in its entirety as follows:

                  (iv) the Borrower may maintain its Investments in, and have loans and/or advances to, its Subsidiaries existing on the date hereof and thereafter may make loans and/or advances to the other Credit Parties in the ordinary course of business consistent with past practices; provided, however, at no time shall the Borrower make, cause or permit outstanding loans and/or advances from the Credit Parties to Finco to exceed an aggregate amount, measured as of the last Business Day of each calendar month, of more than $25.0 million for more than any three (3) consecutive calendar months; and provided, further, that the Borrower shall provide to the Agent, within twenty calendar days after the end of each fiscal month, a written statement certifying the amount of such outstanding loans or advances to Finco as of the last day of the preceding fiscal month; [.]

         SUBPART 2.15      Amendment to Section 8.7. Section 8.7 of the Existing
Credit Agreement is amended to read in its entirety as follows:

                  The Borrower will not permit any Consolidated Party to make directly or indirectly any Restricted Debt Payment (except as permitted by the Intercreditor and Lien Subordination Agreement) or any Restricted Equity Payment. Notwithstanding any other term or provision hereof, the Borrower will not permit any Consolidated Party to make (i) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, or (ii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding.

         SUBPART 2.16      Amendment of Section 9.1(c). Section 9.1(c)(i) of the
Existing Credit Agreement is amended to read as follows:

                           (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12, 8.2, 8.4, 8.5, 8.6, 8.7, 8.8 or 8.15;

         SUBPART 2.17      Addition of Exhibit 7.16. The Existing Credit
Agreement is further amended by adding a new Exhibit 7.16, substantially in the form of Exhibit "B" attached to this Agreement.

                                    PART III

                    AMENDMENTS TO COLLATERAL TRUST AGREEMENT

         Effective on (and subject to the occurrence of) the Effective Date, the Collateral Trust Agreement is hereby amended in accordance with this Part III. Except as so amended, the Collateral Trust Agreement shall continue in full force and effect.

         SUBPART 3.1       Amendment of Definition of "Bank Obligations."
Section 1.1 of the Collateral Trust Agreement is amended by revising the definition of the term "Bank Obligations" to read in its entirety as follows:

                  "Bank Obligations" means all of the indebtedness, obligations and liabilities existing on the date hereof or arising from time to time thereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Grantors to any Bank Secured Party under or in respect of any one or more of the Debt Instruments or the Collateral Documents or in respect of any cash management, treasury, depository or other commercial banking agreement (including, but not limited to, any liabilities and obligations incurred in connection with automated clearinghouse transfers and any advances made in respect of uncollected funds).

         SUBPART 3.2       Amendment of Definition of "Excluded Property".
Section 1.1 of the Collateral Trust Agreement is further amended by deleting from the definition of Excluded Property clause (iv) (which reads "(iv) the Borrower's power distribution system located in West Point, Georgia") and replacing it with a new clause (iv) which reads "(iv) omitted;"[.]

         SUBPART 3.3       Amendment of Section 8.2. Section 8.2 of the
Collateral Trust Agreement is amended by replacing existing clause (i) thereof with a new clause (i) reading in its entirety as follows: "(i) the Trustee's Fees as compensation for the Trustee's services hereunder and under the other Collateral Documents and for administering the Trust Estate in the amount of $75,000 per fiscal quarter, such fee being due and payable, and fully earned, on the first Business Day of each fiscal quarter, and" [.]

                                     PART IV

                           CONDITIONS TO EFFECTIVENESS

         SUBPART 4.1       Effective Date. The amendments made by this Agreement
shall be and become effective on the Effective Date when (i) all of the conditions set forth in this Subpart 4.1 shall have been satisfied, and (ii) the Required Banks, the Borrower, the Foreign Borrowers, the Guarantors and the Agent shall have duly executed counterparts of this Agreement and provided original copies thereof to the Agent.

                  SUBPART 4.1.1.    Closing Certificate. The Agent shall have
         received a certificate from the Borrower and the Foreign Borrowers certifying that (i) after giving effect to this Amendment Agreement, no Default or Event of Default exists as of the Effective Date, and (ii) the representations and warranties of each Credit Party made in Subpart
         5.4 of this Agreement or in or pursuant to the Credit Documents are true in all material respects on and as of the Effective Date.

                  SUBPART 4.1.2.    Guarantors Consent. Each of the Guarantors
         shall have executed the Consent included in the signature pages of this Agreement, and the Agent shall have received such Consent executed by each Guarantor.

                  SUBPART 4.1.3.    Corporate Action. The Borrower shall deliver
         to the Agent certified copies of all corporate action taken by each Credit Party approving this Agreement, the Consent, the Intercreditor and Lien Subordination Agreement and each of the documents executed and delivered in connection herewith or therewith (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Credit Party adopted in respect of the transactions contemplated by this Agreement and the Intercreditor and Lien Subordination Agreement.)

                  SUBPART 4.1.4     Intercreditor and Lien Subordination
         Agreement. The Agent shall have received the original Intercreditor and Lien Subordination Agreement executed by each of the Borrower, the Foreign Borrowers, and the Second Lien Administrative Agent (for itself and on behalf of the Second Lien Lenders). In addition, the Agent shall have received (i) the prepayment amount required by Subpart 2.7 of this Agreement and (ii) true and complete executed copies of the Second Lien Credit Agreement, such agreement being satisfactory in form and content to the Agent.

                  SUBPART 4.1.5. Documentation. The Agent shall have received all information, and such counterpart originals or such certified or other copies of such originals, as it may reasonably request. The Agent shall have received executed counterparts of all related documentation. All legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to the counsel for the Agent and to the Required Banks. Without limiting the generality of the foregoing, the Agent shall have received the legal opinion of Weil, Gotshal & Manges LLP, counsel to the Borrower, addressed to the Agent and the

         Banks, in form and content reasonably satisfactory to the Agent, its counsel, and the Required Banks. The Agent shall also have received a revised executed Agent's Fee Letter with the Borrower.

                  SUBPART 4.1.6     Annual Budget. The Agent and the Required
         Banks shall have received an updated Annual Budget for the Credit Parties for the remainder of the current fiscal year, such Annual Budget being in form and content satisfactory to the Agent and the Required Banks and reflecting the effect of the Second Lien Loans and the variance in the Credit Parties' financial performance from the Annual Budget previously delivered to the Banks. For all purposes under the Amended Credit Agreement, the Annual Budget delivered by the Credit Parties as required hereunder shall supersede the form of Annual Budget previously provided by the Credit Parties to the Banks.

                  SUBPART 4.1.7.    Amendment Fee. An amendment fee shall be
         paid to those Banks executing and delivering this Agreement to the Agent prior to 1:00 p.m. Eastern daylight time on June 28, 2001. Such fee shall be in the amount equal to 25 basis points (0.25%) of each Bank's Revolving Commitment Percentage of the reduced Revolving Committed Amount after giving effect to the mandatory prepayments required by Section 3.3(b)(iii) of the Amended Credit Agreement.

                                     PART V

                                  MISCELLANEOUS

         SUBPART 5.1       Cross-References. References in this Agreement to any
Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Agreement.

         SUBPART 5.2       Instrument Pursuant to Existing Credit Agreement.
This Agreement is a document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

         SUBPART 5.3       Credit Documents. Each of the Borrower and the
Foreign Borrowers hereby confirms and agrees that the Credit Documents are, and shall continue to be, in full force and effect, except as amended hereby, except that, on and after the Effective Date, references in each Credit Document to (a) the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement shall mean the Amended Credit Agreement and (b) the "Collateral Trust Agreement", "thereunder", "thereof" or words of like import referring to the Collateral Trust Agreement shall mean the Collateral Trust Agreement as amended hereby.

         SUBPART 5.4       Representations and Warranties. Each of the Credit
Parties hereby represents and warrants that (i) it has the requisite corporate power and authority to execute, deliver and perform this Agreement, (ii) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Agreement, (iii) this Agreement has been duly executed and delivered by such Credit Party, and constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, (iv) it has no claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, (v) the representations and warranties contained in
Section 6 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date or those which relate to specific schedules, the changes to which do not represent a Material Adverse Effect), (vi) no event of default under any other agreement, document or instrument to which it is a party will occur as a result of the transactions contemplated hereby, and (vii) as of the date of, and giving effect to, this Agreement, no Event of Default or Defaults exists.

         SUBPART 5.5       Costs and Expenses. The Borrower hereby agrees to pay
on demand all costs and expenses (including without limitation the reasonable fees and expenses of counsel to the Agent and of PricewaterhouseCoopers LLC) incurred by the Agent in connection with the negotiation, preparation, execution, and delivery of this Agreement and the enforcement or preservation of any rights and remedies of the Banks and the Agent hereunder.

         SUBPART 5.6       Power Distribution System. Each of the Credit Parties
hereby grants to the Trustee a first priority lien and security interest in all of its respective right, title and interest in the equipment, goods and other personal property comprising the power distribution system more particularly described on Exhibit "C" to this

Agreement. This collateral shall secure the repayment of the Credit Party Obligations, as defined in the Amended Credit Agreement. The terms and conditions of the Collateral Trust Agreement, as amended by this Agreement, shall be effective to this grant of a security interest as if such assets were at all relevant times included in the collateral originally encumbered under the Collateral Trust Agreement in favor of the Banks.

         SUBPART 5.7       Authorization of Collateral Trustee. By their
signature to this Agreement, the Required Banks authorize Bank of America, N.A., as Collateral Trustee under the Collateral Trust Agreement, to execute and deliver this Agreement and the Intercreditor and Lien Subordination Agreement on behalf of each of the Banks.

         SUBPART 5.8       Counterparts, Effectiveness, Etc. This Agreement may
be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SUBPART 5.9       Captions. The captions in this Agreement are inserted
only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or any provision hereof.

         SUBPART 5.10      Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SUBPART 5.11      Successors and Assigns. This Agreement shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

               [Remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the day and year first above written.

THE BORROWER:                               WESTPOINT STEVENS INC.,
                                            a Delaware corporation

                                            By: /s/ Lester D. Sears
                                                --------------------------------
                                            Name:  Lester D. Sears
                                            Title: Senior Vice President-Finance
                                                    and Chief Financial Officer


THE FOREIGN BORROWERS:                      WESTPOINT STEVENS (UK) LIMITED

                                            By:  /s/ Lester D. Sears
                                                 -------------------------------
                                            Name:  Lester D. Sears
                                            Title: Director


                                            WESTPOINT STEVENS (EUROPE)
                                            LIMITED

                                            By:  /s/ Lester D. Sears
                                                 -------------------------------
                                            Name:  Lester D. Sears
                                            Title: Director


THE BANKS:                                  BANK OF AMERICA, N.A.,
                                            individually in its capacity as a
                                            Bank and in its capacity as
                                            Agent


                                            By: /s/ Ross L. Painter
                                                --------------------------------
                                            Name:  Ross L. Painter
                                            Title: Managing Director


                                            BANC OF AMERICA SECURITIES, LLC,
                                            as Agent for Bank
                                            of America, N.A.


                                            By:  /s/ Timothy L. Pratt
                                                 -------------------------------
                                            Name:  Timothy L. Pratt
                                            Title: Vice President

                             [Signatures Continued]

                                            THE BANK OF NEW YORK

                                            By:  /s/ David C. Judge
                                                 -------------------------------
                                            Name:  David C. Judge
                                            Title:  Senior Vice President


                                            SCOTIABANC INC.

                                            By:  /s/ W. J. Brown
                                                 -------------------------------
                                            Name:  W. J. Brown
                                            Title:  Managing Director


                                            WACHOVIA BANK, N.A.

                                            By:  /s/ Stephen R. Philpott
                                                 -------------------------------
                                            Name:  Stephen R. Philpott
                                            Title:  Senior Vice President


                                            SOCIETE GENERALE

                                            By:  /s/ R. Wayne Hutton
                                                 -------------------------------
                                            Name:  R. Wayne Hutton
                                            Title:  Director

                                            ABN AMRO BANK, N.V.

                                            By:  /s/ Steven C. Wimpenny
                                                 -------------------------------
                                            Name:  Steven C. Wimpenny
                                            Title:  Group Senior Vice President

                                            By:  /s/ P. Douglas
                                                 -------------------------------
                                            Name:  Parker H. Douglas
                                            Title:  Group Vice President


                             [Signatures Continued]

                                         SUNTRUST BANK

                                         By:  /s/ David W. Penter
                                              -------------------------------
                                         Name:  David W. Penter
                                         Title:  Director Senior Relationship
                                                 Manager


                                         FIRST UNION NATIONAL BANK

                                         By:  /s/Colleen McCullum
                                              -------------------------------
                                         Name:  Colleen McCullum
                                         Title:  Senior Vice President


                                         FLEET NATIONAL BANK

                                         By:  /s/ Michael J. Cunningham
                                              -------------------------------
                                         Name:  Michael J. Cunningham
                                         Title:  Director


                                         AMSOUTH BANK

                                         By:  /s/ William R. Hoog
                                         ------------------------------------
                                         Name:  William R. Hoog
                                         Title:  Vice President AmSouth Bank


                                         COOPERATIEVE CENTRALE
                                         RAIFFEISEN-BOERENLEENBANK B.A.,
                                         "Rabobank Nederland", New York Branch

                                         By:  /s/ Juliana Sagona Long
                                              -------------------------------
                                         Name:  Juliana Sagona Long
                                         Title:  Vice President


                                         By:  /s/ W. Jeffrey Vollach
                                              -------------------------------
                                         Name:  W. Jeffrey Vollach
                                         Title:  Senior Vice President


                             [Signatures Continued]

                                            NATIONAL WESTMINSTER BANK
                                            PLC


                                            By:  /s/ Geoffrey Ray
                                                 -------------------------------
                                            Name:   Geoffrey Ray
                                            Title:  Senior Corporate Manager


                             [Signatures Continued]